Exhibit 10.17

Sunflower Bank

3025 Cortland Circle

Salina, KS 67401

SunflowerBank.com

July 15, 2025

Great Midwest Insurance Company Attn: Treasury Department

800 Gessner, Suite 600

Houston, TX 77024

RE: New Letter of Credit 1103497422 issued on behalf of Outdoors Online, LLC

To Whom It May Concern:

Please see enclosed a new Letter of Credit# 1103497422 issued on behalf of Outdoors Online, LLC in the amount of $1,550,000.00. You are receiving this letter of credit as the beneficiary listed. The letter is the original letter that must be presented should you need to request a draft per the instructions contained within. Please keep the original in file with any subsequent amendments.

Please take a moment to look over this letter carefully. If it meets all your requirements, then you can simply keep the letter with no further action needed. If you have questions or do not feel that this letter of credit meets your requirements, please contact me with the contact information below as soon as possible.

Sincerely,

Julie C. Hammonds

Loan Operations Manager, AVP Post Closing & Quality Control

Direct: 785.826.5314 / Office: 785.827.5564

Julie.Hammonds@sunflowerbank.com 3025 Cortland Circle I Salina, KS 67401

NMLS# 709491

Sunflower Bank

3025 Cortland Circle

Salina, KS 67401 SunflowerBank.com

Date of Issue: July 10, 2025 Letter of Credit No.: 1103497422

ISSUING BANK:

Sunflower Bank, N.A.

3025 Cortland Circle

Salina, KS 67401

BENEFICIARY:

Great Midwest Insurance Company Attn: Treasury Department

800 Gessner, Suite 600

Houston, TX 77024

APPLICANT:

Outdoors Online, LLC 7681E Gray Rd.

Scottsdale, AZ 85260-3469

Attention: Surety Bond Department

We hereby establish our Irrevocable Letter of Credit in your favor and authorize you to draw on us, up to the aggregate amount of $1,550,000.00, and we engage with you that all drafts drawn under and in compliance with the terms of this credit will be fully and promptly honored by us if presented at this office on or before July 26, 2026 or any extended date provided:

l. This Letter of Credit shall be automatically extended for additional periods of one year from the present or each future expiration date unless we have notified you in writing, not less than sixty (60) days before such date, that we elect not to renew this Letter of Credit. Our notice of such election shall be sent by receipted overnight courier to the above address, attention "Treasury Department".

2.
Any draft(s) drawn by you under this Letter of Credit shall be accompanied by your written certification that you, as Surety, have executed or procured the execution of bond(s), undertaking(s), agreement(s) of indemnity, or other instrument(s) of suretyship on behalf of Outdoors Online, LLC or any of its affiliates or subsidiaries, heirs, successors and/or assigns, and that either of the following alternatives exists: (a) Claim(s) have been or may be made thereunder and that in your sole judgment as Surety the funds represented by your draft(s) are required for your protection and for the protection of your Co-Surety(ies) and Reinsurer(s) if any; (b) Our notice of election not to renew has been received and that you have not been released from liability under the bond(s), undertaking(s), agreement(s), or instruments aforesaid and the proceeds of your draft(s) will be held by you as collateral against loss, cost or expense including satisfaction of any and all unpaid premium(s) thereunder.
3.
Partial draws on this Letter of Credit are permitted. Our obligation under this Letter of Credit is our individual obligation, in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien or security interest.
4.
We hereby represent and affirm that the execution of this Letter of Credit will not constitute a violation of any law or regulation which may limit the amount of credit which can be extended by this bank to any single borrower or customer.
5.
Your acceptance of this Credit will constitute your agreement to repay to us funds paid to you hereunder to the extent that such funds exceed the total of your loss, cost and expense (including unpaid premium(s) under the mentioned bond(s), undertaking(s), agreement(s), or instrument(s)).

6.
Unless otherwise expressly stated, this Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600.

Sunflower Bank

3025 Cortland Circle

Salina, KS 67401

SunflowerBank.com

Sincerely,

SUNFLOWER BANK, N.A.

By: /s/ Julie C. Hammonds

Loan Operation Mgr/AVP

By: /s/ Amy Bledose

SVP, Loan Ops Director